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                                                              EXHIBIT 10.22(a)

                 FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT
                            WITH ESCROW INSTRUCTIONS

          This FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT WITH ESCROW INSTRUCTIONS (the "Amendment") is dated as of November 29, 2000, by and between PACIFICA CALIFORNIA/APOLLO, LLC, a California limited liability company ("Seller"), and SKECHERS USA, INC., a Delaware corporation ("Buyer"), with reference to the following facts:

                                    RECITALS

          A. Buyer and Seller entered into that certain Purchase and Sale Agreement with Escrow Instructions dated November 13, 2000 (the "Agreement").

          B. Buyer and Seller hereby desire to modify the Agreement in accordance with the terms and conditions set forth herein.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

          1. INDEMNIFICATION BY SELLER. Seller hereby agrees to indemnify, defend and hold harmless Buyer from and against any and all damages, losses and expenses incurred by Buyer as a direct result of (i) the improper collection by Seller of operating expense payments from any tenants of the Property at any time prior to the Close of Escrow (but only to the extent (A) of operating expense overcharges by Seller to tenants during the calendar year 2000, or (B) no operating expense payments whatsoever were actually due and owing by such tenants under their respective leases to Seller for such period); and (ii) without limiting Buyer's obligations under Paragraph 11.6(f) of the Agreement, Seller's failure to pay any brokerage commissions relating to leases entered into prior to November 1, 2000 which remain due and owing and unpaid as of the Closing. The indemnifications set forth in this paragraph 1 shall survive the recordation of the Deed and the Closing for a period of twelve (12) months.

          2. COMMISSIONS. Notwithstanding the terms of Paragraph 11.6(f) of the Agreement to the contrary, Buyer shall have no obligation to pay a brokerage commission to Leonard & Ohren as representatives of the landlord in connection with any future expansions lease renewals or rent increases which occur after the Closing, provided that (i) Buyer shall remain obligated to pay such commissions to Leonard & Ohren in connection with the lease of Suite 290 [to Multaler] and Suite 240 [to Buyer], and (ii) Leonard & Ohren shall be entitled to any such commissions in connection with its representation of any tenant(s) at the Property.

          3. SERVICE CONTRACTS. Paragraph 7.1 of the Agreement is hereby modified by the addition of the following paragraph:

          "7.1.16 Service Contracts. To Seller's knowledge, other than the service contracts provided to Buyer as part of the Due Diligence Materials or otherwise


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          delivered to Buyer on or before November 29, 2000, there are no service contracts relating to the Property which are not terminable on 30 days (or less notice."

          4. TERMINATION OF CONTRACTS. Seller agrees to cause any brokerage listing agreement with Leonard & Ohren and any management agreement relating to the Property to be terminated effected as of the Close of Escrow.

          5. SELLER'S DEPOSITS. Without limiting the terms of Paragraph 11.3(g) of the Agreement, Seller agrees to deposit into Escrow or otherwise deliver to Buyer as of the Closing originals of all files in Seller's possession which relate to the Property (excepting therefrom tax returns, appraisals, analysis, reports or other records which are of a confidential or proprietary nature).

          6. BUYER'S CONTINGENCIES. Buyer acknowledges that the Due Diligence Period has expired and that Buyer has not elected to terminate the Agreement in accordance with Paragraphs 5.1, 5.2 or 9.1, except that Buyer shall continue to have the rights set forth in Section 5.2 with respect to any additional title exceptions set forth in any supplemental title reports.

          7. DEFINED TERMS. Except as expressly defined herein, all capitalized terms used in this Amendment shall have the meanings given to them in the Agreement.

          8. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and same instrument.

          9. NO FURTHER MODIFICATION. Except as expressly amended hereby, the Agreement shall remain unchanged and continue in full force and effect.

          10. FACSIMILE. Each party hereto, and their respective successors and assigns shall be authorized to rely upon the signatures of all of the parties hereto on this Amendment which are delivered by facsimile as constituting a duly authorized, irrevocable, actual current delivery of this Amendment with original ink signatures of each person and entity; provided, however, that each party hereto that delivers such facsimile signatures to another party hereto, covenants and agrees that it shall deliver an executed original of the same to the party(ies) so receiving the previous facsimile signatures within ten (10) days after the delivery of such facsimile signatures.


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          IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment as of the date first set forth above.

SELLER:                                      BUYER:

PACIFICA CALIFORNIA/APOLLO,                  SKECHERS USA, INC., a Delaware
LLC, a California limited liability          corporation
company


By:  /s/ ILLEGIBLE                           By:  /s/ PHILIP PACCIONE
   ----------------------------------------       -----------------------------
Name:  11/30/00                              Name:  Philip Paccione
     --------------------------------------       -----------------------------
Its:   Member/Mgr                            Its:   General Counsel
      -------------------------------------       -----------------------------


                                             By:  /s/  DAVID WEINBERG
                                                  -----------------------------
                                             Name:  David Weinberg
                                                  -----------------------------
                                             Its:   CFO
                                                  -----------------------------


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